Exhibit 99.1

Finjan Provides Litigation Update in Sophos Case
Six of Finjan’s U.S. Patents Proceed Against Sophos for September Trial

EAST PALO ALTO, CA -- 05/26/16 -- Finjan Holdings, Inc. (NASDAQ:FNJN), a cybersecurity company, and its subsidiary Finjan, Inc. ("Finjan"), announced that on May 23, 2016, in Finjan's patent infringement suit (3:14-cv-01197-WHO) against Sophos, Inc. (“Sophos”), Judge William H. Orrick entered his Order on matters heard on May 11, 2016 [Document No. 205], concerning the parties’ motions to strike, summary judgment, and other issues for trial set for September 6, 2016.

Notably, the Court decided that 6 of 8 patents will proceed to trial, namely, U.S. Patent Nos. 8,141,154 (‘154); 8,677,494 (‘494); 8,566,580 (‘580); 6,804,780 (‘780); 6,154,844 (‘844); and 7,613,926 (‘926). U.S. Patent Nos. 7,757,289 (‘289) and 7,613,918 (‘918) were excluded. Significantly, the Court said that Sophos could not rely upon early versions of its products to invalidate Finjan’s patents. The Court also ruled that a number of documents, presented by Sophos after the close of discovery, were to be excluded from the trial as prior art references. The parties will reconvene for a settlement conference scheduled for July 25, 2016.

“The Court’s Order will have a critical impact on Sophos’ invalidity defense as they won’t be able to rely on certain prior art used in a previous case with Finjan,” said Julie Mar-Spinola, Finjan Holdings’ Chief IP Officer and VP of Legal Ops. “We expect to proceed to trial in September with our infringement and damages case largely intact, especially given our claims that Sophos willfully infringed the ‘780 and ‘844 Patents. The Court’s Order means that the issues at trial will be more focused on the question of infringement and less on the validity of Finjan’s patents.”

Finjan has pending infringement lawsuits against FireEye, Inc., Symantec Corp., Palo Alto Networks., and Blue Coat Systems, Inc. relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

ABOUT FINJAN
Established nearly 20 years ago, Finjan is a globally recognized leader in cybersecurity. Finjan's inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan’s expectations and beliefs regarding Finjan’s licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' intended operational plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2015, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:
Vanessa Winter | Finjan Holdings, Inc.
Alan Sheinwald or Valter Pinto | Capital Markets Group LLC
(650) 282-3245
investors@finjan.com